Exhibit 99

Press Contact:	Investor Contact:
Catherine Meek	Joanne Keates
Media Relations	Vice President, Investor Relations
MSC.Software	MSC.Software
(714) 445-5647	(714) 444-8551
Catherine.Meek@mscsoftware.com	joanne.keates@mscsoftware.com

MSC.SOFTWARE TO PRESENT LIMITED THIRD QUARTER
INFORMATION AND HOLD CONFERENCE CALL

SANTA ANA, Calif. – October 5, 2005 - MSC.Software Corp. (OTC:MNSC), the leading global provider of virtual product development (VPD) solutions including simulation software and services, will present limited third quarter information before the market opens on Thursday, October 20, 2005.  William Weyand, chairman and chief executive officer, and John Laskey, chief financial officer, will host a conference call at 8:30 am pacific (11:30 am eastern) time.

“As we approach the final stages of our restatement process we will be further limiting our quarterly disclosure at this time,” said John Laskey, chief financial officer for MSC.Software. “During the conference call we will provide updates on the Company’s current business and market conditions, as well as provide an update on timing for the completion of the restatement process.”

This conference call will be webcast and can be accessed at the following URL: http://www.mscsoftware.com/ir/, or by dialing in to (800) 374-0151 in the U.S. or to (706) 634-4981 for International callers. To participate in the live conference call, use the following conference ID code: 1185914

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/.  The teleconference replay will be available for 48 hours after the call at: U.S. (800) 642-1687 or Intl. (706) 645-9291 using the conference ID code: 1185914.

About MSC.Software Corporation

MSC.Software (OTC:MNSC) is the leading global provider of virtual product development (VPD) solutions including simulation software and services that help companies make money, save time, and reduce the costs associated with designing and testing manufactured products.  MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software, and services.  MSC.Software employs more than 1400 people in 23 countries.  For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

The MSC.Software Corporate Logo, SimOffice, SimDesigner, MSC, MSC.ADAMS, MSC.Dytran, MSC.EASY5, MSC.Marc, MSC.MasterKey, MSC.Nastran, MSC.Patran, MSC.SimManager and MSC.SOFY are trademarks or registered trademarks of MSC.Software Corporation in the USA and/or other countries.  NASTRAN is a registered trademark of NASA.  All other trademarks belong to their respective owners.

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